Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Citigroup Inc.

Citigroup Global Markets Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities of Citigroup Inc.	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Equity	Common Stock Warrants of Citigroup Inc.	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Other	Index Warrants of Citigroup Inc.	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Equity	Preferred Stock of Citigroup Inc.	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Equity	Depository Shares of Citigroup Inc.	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Equity	Common Stock of Citigroup Inc.	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Other	Stock Purchase Contracts of Citigroup Inc.	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Other	Stock Purchase Units of Citigroup Inc.	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Debt	Debt Securities of Citigroup Global Markets Holdings Inc.	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Other	Citigroup Inc. Guarantees of Debt Securities of Citigroup Global Markets Holdings Inc.(4)	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

	Other	Debt securities, index warrants, preferred stock and depositary shares of Citigroup Inc.’s corporate predecessors, capital securities of the Additional Registrant listed in this Registration Statement, and Citigroup Inc. guarantees of debt securities and capital securities of Citigroup Global Markets Holdings Inc., the Additional Registrant and Citigroup Inc.’s corporate predecessors	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$1,460,805.23

	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fees Offset Claims	Citigroup Inc. Citigroup Global Markets Holdings Inc.	S-3	333-255302	April 16, 2021	N/A	$1,460,805.23(4)	Unallocated	(4)	(4)	$13,389,598,850	(1)

Fees Offset Sources	Citigroup Inc. Citigroup Global Markets Holdings Inc.	S-3	333-255302		April 16, 2021						(1)

(1)

An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), each issuer is deferring payment of all of the registration fee, except for $1,460,805.23 that may be offset pursuant to Rule 457(p) as described in footnote 4 below. In connection with the securities offered hereby, each issuer will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act, except with respect to the offset pursuant to Rule 457(p) as described in footnote 4.

(2)

Includes an unspecified number of securities that may be offered or sold by direct or indirect subsidiaries of the issuers in market-making transactions. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate number or amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by Citigroup Inc., its corporate predecessors, Citigroup Global Markets Holdings Inc., or the Additional Registrants. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)

Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by direct or indirect subsidiaries of the issuers. No separate consideration will be received for the guarantees being registered on this Registration Statement, and pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for such guarantees.

(4)

The Registrants previously registered an indeterminate amount of securities having an aggregate offering price of up to $90 billion pursuant to a Registration Statement on Form S-3 No. 333-255302, filed on April 16, 2021 and amended on May 7, 2021 (the “Prior Registration Statement”), and paid a total registration fee of $9,819,000. Pursuant to Rule 457(p), $1,460,805.23 of the registration fees paid in connection with a portion of the unsold securities registered on the Prior Registration Statement is being applied to this Registration Statement. The offering of such unsold securities from the Prior Registration Statement has been terminated.